Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the report on Form N-CSR of Advisory Research  All Cap Value Fund, Advisory Research Emerging Markets Opportunities Fund, Advisory Research Global Value Fund, Advisory Research International All Cap Value Fund, Advisory Research International Small Cap Value Fund, Advisory Research Small Company Opportunies Fund and Advisory Research Strategic Income Fund,  each a series of Investment Managers Series Trust (the “Trust”), for the six months ended April 30, 2015 (the “Report”), Maureen Quill, as President and Chief Executive Officer of the Trust, and Rita Dam, as Treasurer and Chief Financial Officer of the Trust, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date	7/8/15

/s/ Maureen Quill
Maureen Quill
President and Chief Executive Officer

/s/ Rita Dam
Rita Dam
Treasurer and Chief Financial Officer